SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

CVR ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

                2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On March 28, 2012, Carl C. Icahn and affiliated entities filed an amendment to their Schedule TO (which also amended their Schedule 13D) relating to CVR Energy, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF CVR ENERGY, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF CVR ENERGY, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2012.

EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE TO/A
(Rule 14D-100) Tender Offer Statement Under Section 14(d)(1) or 13(e)(1)
of the Securities Exchange Act of 1934
(Amendment No. 5)

CVR ENERGY, INC.
(Name of Subject Company (Issuer))

IEP Energy LLC
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
(Names of Filing Persons)*

Common Stock, Par Value $0.01
(Title of Class of Securities)

12662P108
 (CUSIP Number of Class of Securities)

Keith L. Schaitkin, Esq.
General Counsel
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
 (212) 702-4380
(Name, Address and Telephone Number of Person Authorized to Receive Notices
and Communications on behalf of Filing Persons)

CALCULATION OF FILING FEE

Transaction Valuation:	Amount of Filing Fee:
$2,219,678,130*	$254,375.11**

*
Calculated solely for purposes of determining the filing fee. The transaction value was calculated as follows:  73,989,271 shares of common stock of the Issuer multiplied by $30 per share.  The number of shares used in the transaction value calculation is based on the 86,573,498 shares stated to be issued and outstanding according to the Issuer in its Form 10−Q filed with the Securities and Exchange Commission on November 7, 2011, less 12,584,227 shares beneficially owned, as of February 22, 2012, by the Offeror and its affiliates.

**
The amount of the filing fee was calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory #3 for fiscal year 2012, issued September 29, 2011, by multiplying the transaction value by 0.0001146.

☒
Check the box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount previously paid: $254,375.11	Filing Party: Icahn Enterprises Holdings LP
Form or registration no.: Schedule TO-T	Date Filed: February 23, 2012

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Check the appropriate boxes below to designate any transactions to which the statement relates:

☒ third party tender offer subject to Rule 14d-1	☐ going-private transaction subject to Rule 13e-3
☐ issuer tender offer subject to Rule 13e-4	☒ amendment to Schedule 13D under Rule 13d-2

Check the following box if the filing is a final amendment reporting the results of the tender offer: ☐

COMBINED SCHEDULE TO AND SCHEDULE 13D

*           Introductory Note:  IEP Energy LLC and Icahn Enterprises Holdings L.P. are co-bidders for all purposes in the Offer.  IEP Energy LLC is a wholly-owned subsidiary of Icahn Enterprises Holdings L.P.

This Amendment No. 1 amends and supplements the Tender Offer Statement on Schedule TO filed on February 23, 2012 (the “Schedule TO”) relating to the offer by IEP Energy LLC, a Delaware limited liability company (“IEP Energy”) and Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”, and together with IEP Energy, the “Offeror”), to purchase for cash all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) of CVR Energy, Inc., a Delaware corporation (“CVR”), including the associated rights issued pursuant to the Rights Agreement, dated as of January 13, 2012, between CVR and American Stock Transfer & Trust Company, LLC, as Rights Agent, that are issued and outstanding (the “Rights”, and together with the Common Stock, the “Shares”) at a price of $30.00 per Share, without interest and less any required withholding taxes, plus one non−transferable contingent cash payment right for each Share.  Both IEP Energy and Icahn Enterprises Holdings are co-bidders for all purposes in the Offer.  Capitalized terms used herein and not otherwise defined have the respective meanings ascribed in the Schedule TO.

The Offer is subject to the terms and conditions set forth in the Offer to Purchase, dated February 23, 2012 (the “Offer to Purchase”). The Offer to Purchase, the related Letter of Transmittal (the “Letter of Transmittal”) and Notice of Guaranteed Delivery, copies of which are attached hereto as Exhibits (a)(1)(i), (a)(1)(ii) and (a)(1)(iii), respectively, constitute the “Offer”.

As permitted by General Instruction F to Schedule TO, the information set forth in the entire Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery, including all appendices, schedules, exhibits and annexes thereto, is hereby expressly incorporated by reference in response to Items 1 through 11 of this Schedule TO and is supplemented by the information specifically provided herein.

As permitted by General Instruction G to Schedule TO, this Schedule TO is also an amendment to the joint statement on Schedule 13D filed on January 13, 2012, as amended, by Icahn Enterprises Holdings, Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Hopper Investments LLC, a limited liability company governed by the laws of Delaware, Barberry Corp., a corporation governed by the laws of Delaware, Icahn Onshore LP, a limited partnership governed by the laws of Delaware, Icahn Offshore LP, a limited partnership governed by the laws of Delaware, Icahn Capital LP, a limited partnership governed by the laws of Delaware, IPH GP LLC, a limited liability company governed by the laws of Delaware, Icahn Enterprises Holdings L.P., a limited partnership governed by the laws of Delaware, Icahn Enterprises G.P. Inc., a corporation governed by the laws of Delaware, Beckton Corp., a corporation governed by the laws of Delaware, and Carl C. Icahn (collectively, the “Icahn Entities”).

Items 1-11.

Items 1 through 11 of the Schedule TO are hereby amended and supplemented by the addition of the following:

On March 28, 2012, the Offeror, issued a press release relating to the Offer. A copy of this press release is filed herewith as Exhibit (a)(5)(vii) and incorporated herein by reference.

Item 12.  Exhibits

Exhibit	Description
(a)(5)(vii)	Press Release issued by the Offeror, dated March 28, 2012

SIGNATURES

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

ICAHN PARTNERS LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

HIGH RIVER LIMITED PARTNERSHIP

BY:	Hopper Investments LLC, its general partner

BY:	Barberry Corp., its sole member

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

HOPPER INVESTMENTS LLC
BY:	Barberry Corp., its sole member

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

BARBERRY CORP.

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN ONSHORE LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN OFFSHORE LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN CAPITAL LP

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

IPH GP LLC

By:	/S/ EDWARD MATTNER
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN ENTERPRISES HOLDINGS L.P.
BY:	Icahn Enterprises G.P. Inc., its general partner

By:	/S/ SUNGHWAN CHO
Name:	SungHwan Cho
Title:	Chief Financial Officer

IEP ENERGY LLC
BY:	Icahn Enterprises Holdings L.P., its sole member
BY:	Icahn Enterprises G.P. Inc., its general partner

By:	/S/ SUNGHWAN CHO
Name:	SungHwan Cho
Title:	Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

/S/ SUNGHWAN CHO
SungHwan Cho
Chief Financial Officer

BECKTON CORP.

/S/ EDWARD MATTNER
Edward Mattner
Authorized Signatory

/S/ CARL C. ICAHN
Name:	Carl C. Icahn

Date: March 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

(a)(1)(i)	Offer to Purchase, dated February 23, 2012*
(a)(1)(ii)	Letter of Transmittal (including Guidelines for Certification of Taxpayer Identification Number) *

(a)(1)(iii)	Notice of Guaranteed Delivery*

(a)(1)(iv)	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

(a)(1)(v)	Letter to Clients*

(a)(5)(i)	Summary Advertisement as published in the New York Times, by the Offeror, on February 23, 2012*

(a)(5)(ii)
Press Release of the Offeror, dated February 16, 2012 (incorporated by reference to Exhibit 1 to the Schedule TO-C filed by the Offeror with the Securities and Exchange Commission on February 17, 2012)*

(a)(5)(iii)
Press Release of the Offeror, dated March 9, 2012(incorporated by reference to Exhibit 1 to Amendment No. 1 to Schedule TO-C filed by the Offeror with the Securities and Exchange Commission on March 9, 2012)*

(a)(5)(iv)
Press Release of the Offeror, dated March 14, 2012(incorporated by reference to Exhibit 1 to Amendment No. 2 to Schedule TO-C filed by the Offeror with the Securities and Exchange Commission on March 14, 2012)*

(a)(5)(v)
Press Release of the Offeror, dated March 16, 2012 (incorporated by reference to Exhibit 1 to Amendment No. 3 to Schedule TO-C filed by the Offeror with the Securities and Exchange Commission on March 16, 2012)*

(a)(5)(vi)
Press Release of the Offeror, dated March 19, 2012 (incorporated by reference to Exhibit 1 to Amendment No. 4 to Schedule TO-C filed by the Offeror with the Securities and Exchange Commission on March 19, 2012)*

(a)(5)(vii)	Press Release of the Offeror, dated March 28, 2012(filed herewith)

(b)	None.

(d)	None.

(g)	None.

(h)	None.

__________________
*  Previously Filed

FOR IMMEDIATE RELEASE

Icahn Responds to CVR Energy Letter

Contact: Susan Gordon, (212) 702-4309

New York, New York, March 28, 2012 – Carl C. Icahn today issued the following statement regarding the tender offer by his affiliates for all outstanding shares of CVR Energy for $30 per share, plus a contingent value right, which expires on April 2, 2012:

The letter sent to CVR shareholders today by the company’s board of directors is amusing in its naked attempt to distract shareholders from the simple issue at hand. Shareholders have a choice: they can stick with the current board and management and risk seeing the value of their investment eroded by a tightening of the spread between the price of WTI and Brent crude oil, which I believe is likely to occur; or they can accept my offer and receive a minimum of $30 per share, with the possibility of further upside if I am able to sell CVR within the next 15 months.

The investment bankers that CVR hired with your money have put together fancy tables showing how great the current board and management have performed. However, no amount of smokescreen can obscure the following facts: CVR went public in an IPO in October 2007 at $19 per share. Under the stewardship of CEO Jack Lipinski, the stock fell to a low of $2.25 per share by October 2008. The day before we filed our Schedule 13D on January 13, 2012, the stock was trading at $22.25, a gain of only $3.25 from the IPO price over 4 years ago. It was only after we announced our stake in the company and subsequent tender offer did the stock produce substantial gains over its IPO price.

The Board also continues to tell shareholders that our offer of a minimum of $30 per share, with the possibility of further upside, undervalues the company. However, it is unclear to me how Jack Lipinski, the board’s Chairman, is able to say that with a straight face while at the same time he has been selling his own shares at prices as low as $25.50 per share!

The Board is asking you to forego receiving a minimum of $30 per share, plus the possibility of further upside, in my offer in favor of a promise that the board and management “have a plan for continued growth” and will pay shareholders a “meaningful special dividend” from the sale of “a portion” of its fertilizer business (which I believe serves as a de facto poison pill which makes the sale of CVR more difficult). I ask fellow shareholders this simple question: do we really want to continue with “business as usual” and risk having the company making another expensive and ill-advised acquisition like Wynnewood or would we rather have the company sell ALL of the fertilizer business and return ALL (not a mere portion) of the proceeds to shareholders? I believe the answer is obvious.

The Board would have you believe that my offer is not serious because it contains conditions. What they failed to tell you is that every tender offer has conditions. The significant conditions in my offer are in the control of you – the shareholders. It is simple. If I receive 36% of the stock by April 2nd (which will give me 51%) we go to a proxy fight. When I win, we replace the current CVR board with my slate, which intends to remove the poison pill,1 and the tender will be consummated in accordance with its terms – giving you $30 per share and a contingent value right. CVR’s directors and management are making a huge mistake if they believe I will not consummate this offer immediately if I am given the opportunity.

I believe this offer is highly compelling for shareholders: it is a win-win. Just examine the risk-reward ratio. Once you receive $30 per share, you will have avoided the risk that will still exist for the shareholders that have not tendered. Even the greatest fan of CVR, I daresay even Mr. Lipinski, will admit that there could be serious problems ahead. For instance, Goldman Sachs, in a March 1, 2012 analyst report, cut earnings estimates for CVR, forecasting EBITDA of $781 million in FY 2012 will fall 34% to $512.6 million in FY 2014. How does CVR’s “plan for continued growth” address this?

As we have stated previously, we believe CVR is too small and not diversified enough to compete in a cyclical industry like refining. In our view, the company’s performance since its IPO has largely been due to macro factors like widening crack spreads rather than any superior management talent. We believe its risk profile would be dramatically improved if it were part of a larger strategic partner that could realize synergies, including corporate and operating cost savings. We believe there are strategic partners that would be willing to pay in excess of our offer price if the company was shopped in a fair and open process.

But there is still potential reward for the tendering shareholders if the new board manages to sell the company in the next 15 months – tendering shareholders will still receive the profits from the sale. After making a number of preliminary inquiries to prospective strategic buyers, I realize a sale will not be easy. There is no certainty, but I believe the new board will be able to find a purchaser for the company as I have for many companies in the past.

As my past record has demonstrated, I work assiduously to increase the value of stocks in which my companies have invested, which has led to gains of billions of dollars for ALL shareholders, not just my firm. Over the last few years, our actions have led to an increase in aggregate market value of more than $55 billion for shareholders at well over a dozen companies we have targeted that had a market value of under $20 billion when we first invested.

I hope CVR shareholders will give me the opportunity to attempt to do the same for them.

************

NOTICE TO INVESTORS

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE TENDER OFFER DESCRIBED ABOVE. THE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 23, 2012 AND RELATED DOCUMENTS THAT CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES DISTRIBUTED TO HOLDERS OF COMMON STOCK OF CVR ENERGY, INC. AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AS EXHIBITS TO THEIR SCHEDULE TO. HOLDERS OF COMMON STOCK SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE OFFER. HOLDERS OF COMMON STOCK MAY OBTAIN A FREE COPY OF THE SCHEDULE TO, THE OFFER TO PURCHASE AND OTHER DOCUMENTS FROM THE SEC AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF CVR ENERGY, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF CVR ENERGY, INC AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2012.

1 If elected, our nominees will be subject to fiduciary duties as directors of CVR and will comply with those duties in determining whether to remove the poison pill.